EXHIBIT 21

Subsidiaries

Name	State or Country of Organization

Mylan Pharmaceuticals Inc.	West Virginia
Mylan Technologies Inc.	West Virginia
UDL Laboratories, Inc.	Illinois
Mylan Inc.	Delaware
Mylan Caribe, Inc.	Vermont
Mylan International Holdings, Inc.	Vermont
MLRE LLC	Pennsylvania
MP Air, Inc.	West Virginia
Bertek International, Inc.	Vermont
American Triumvirate Insurance Company	Vermont
Somerset Pharmaceuticals, Inc.	Delaware
Mayapple Acquisition, LLC	West Virginia
Bertek Pharmaceuticals International Limited	United Kingdom
Mylan Bertek Pharmaceuticals Inc.	Texas
Euro Mylan B.V.	Netherlands
MP Laboratories (Mauritius) Ltd.	Mauritius
Mylan Singapore Pte. Ltd.	Singapore
Mylan Canada, ULC	Canada
Genpharm ULC	Canada
Mylan Australia Pty. Ltd.	Australia
Mylan Australia Holding Pty. Ltd.	Australia
Mylan Delaware Inc.	Delaware
Mylan Europe B.V.B.A.	Belgium
Mylan LHC Inc.	Delaware
Mylan Luxembourg 3 S.a.r.l.	Luxembourg
Mylan Luxembourg L3 S.C.S.	Luxembourg
Mylan Luxembourg 2 S.a.r.l.	Luxembourg
Mylan Bermuda Ltd.	Bermuda
Mylan Luxembourg L1 S.C.S.	Luxembourg
Mylan Luxembourg 1 S.a.r.l.	Luxembourg
Mylan (Gibraltar) 3 Ltd.	Gibraltar
Mylan Luxembourg L2 S.C.S.	Luxembourg
Mylan Luxembourg 4 S.a.r.l.	Luxembourg
Mylan Luxembourg 5 S.a.r.l.	Luxembourg
Mylan (Gibraltar) 1 Ltd.	Gibraltar
Mylan (Gibraltar) 2 Ltd.	Gibraltar
Mylan (Gibraltar) 4 Ltd.	Gibraltar
Mylan dura GmbH	Germany
Mylan S.A.S	France
Allgemeine Beteiligungsgesellschaft Genius Deutschland mbH	Germany
Mylan Generics France Holding S.A.S.	France
Mylan France S.A.S.	France
Mylan, Lda	Portugal
Societe de Participation Pharmaceutique S.A.S.	France
Mylan Generics Limited	United Kingdom
Generics [U.K.] Ltd.	United Kingdom

Name	State or Country of Organization

McDermott Laboratories Ltd.	Ireland
Mylan B.V.	Netherlands
Arcana Arzneimittel GmbH	Austria
Mylan S.p.A.	Italy
Qualimed S.A.S.	France
Mylan S.A.	Morocco
Generics Pharma Hellas Ltd.	Greece
Mylan GmbH	Switzerland
Mylan Switzerland GmbH	Switzerland
Mylan B.V.B.A.	Belgium
Mylan Group B.V.	Netherlands
Mylan Netherlands BV	Netherlands
Xixia Pharmaceuticals (Pty) Ltd.	South Africa
Acepharm Ltd.	South Africa
SCP Pharmaceuticals (Pty) Ltd.	South Africa
Mylan (Proprietary) Limited	South Africa
Mylan Pharmaceuticals S.L.	Spain
Prasfarma Oncologicos S.L.	Spain
Scandinavian Pharmaceuticals-Generics AB	Sweden
Scandpharm Marketing AB	Sweden
Mylan OY	Finland
Mylan AB	Sweden
Mylan ApS	Denmark
Mylan AS	Norway
Genpharm General Partner, Inc.	New York
Genpharm Limited Partner, Inc.	New York
Genpharm, L.P.	New York
Mygoldex Pharma Ltd.	Canada
Prempharm Inc.	Canada
Mylan India Private Limited	India
Mylan Laboratories India Private Limited	India
Mylan Seiyaku Ltd.	Japan
Alphapharm Pty. Ltd.	Australia
Mylan Australia 1 Pty. Ltd.	Australia
Mylan Australia 2 Pty. Ltd.	Australia
Pacific Pharmaceuticals Ltd.	New Zealand
EMD, Inc.	Delaware
Dey, Inc.	Delaware
Dey Limited Partner, Inc.	Delaware
Dey, L.P.	Delaware
Mylan Sp. Z.o.o.	Poland
Mylan s.r.o.	Slovakia
Mylan d.o.o.	Slovenia
Mylan Pharmaceuticals spol s.r.o.	Czech Republic
Mylan kft	Hungary

Name	State or Country of Organization

Brand & Company	Congo
Mylan LLC	Russian Federation
Matrix Laboratories Limited	India
Matrix Laboratories B.V.	Netherlands
Matrix Laboratories N.V.	Belgium
Matrix Laboratories (Singapore) Pte. Ltd.	Singapore
Matrix Laboratories Inc.	Delaware
Docpharma N.V.	Belgium
Concord Biotech Limited	India
Matrix Pharma Group (Xiamen) Limited	People’s Republic of China
Shanghai Fine Source Co. Ltd.	People’s Republic of China
Mchem Research & Development Co. Ltd.	People’s Republic of China
Dafeng Mchem Pharmaceutical Chemical Co. Ltd.	People’s Republic of China
Xiamen Mchem Laboratories Limited	People’s Republic of China
AB Medical PRS B.V.	Netherlands
Aktuapharma N.V.	Belgium
Apharma B.V.	Netherlands
Apothecon B.V.	Netherlands
Aprime N.V.	Belgium
Xiamen Beacon Pharmaceutical Manufacturing Co. Ltd.	People’s Republic of China
DAA Pharma N.V.	Luxembourg
DCI Pharma S.a.r.l.	France
Docpharma Luxembourg S.a.r.l.	Luxembourg
Farma 1 S.R.L.	Italy
Hospithera N.V.	Belgium
Nutripharm N.A	Belgium
Servipharma N.V.	Luxembourg
Vascucare N.V.	Belgium
Vascumed N.V.	Belgium
Value Pharma International N.V.	Belgium